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                                                               EX-99.B(h)(5)(ii)

                                 AMENDMENT NO. 3
                                     to the
                             PARTICIPATION AGREEMENT
                                  By and Among
                           WELLS FARGO VARIABLE TRUST,
                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANTY,
                         HARTFORD LIFE INSURANCE COMPANY
                                       and
                                  STEPHENS INC.

     THIS AMENDMENT is effective as of the 2/nd/ day of September 2003, by and among WELLS FARGO VARIABLE TRUST (the "Trust"); HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("HL&A") and HARTFORD LIFE INSURANCE COMPANY ("HLIC") (together the "Company"); and STEPHENS INC. (the "Trust Underwriter").

     WHEREAS, the Trust, the Company and the Trust Underwriter are parties to that certain Participation Agreement dated July 2000, as amended by Amendment No. 1 dated October 31, 2001, as amended by Amendment No. 2 dated January 1, 2002, (the "Agreement"); and

     WHEREAS, the Trust, the Company and the Trust Underwriter wish to amend and restate Exhibit A to the Agreement in order to restate the Separate Accounts which may purchase shares of the Funds under the Agreement and add certain variable annuity contracts to the Contracts covered by the Agreement; and

     WHEREAS, the Trust, the Company and the Trust Underwriter wish to amend and restate Exhibit B to the Agreement in order to expand the number of Funds, the shares of which shall be available for purchase by the Separate Accounts to fund the Contracts; and

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Trust and the Underwriter hereby agree as follows:

1. New Exhibit A. Exhibit A to the Agreement is hereby amended and restated in accordance with Exhibit A attached hereto.

2. New Exhibit B. Exhibit B to the Agreement is hereby amended and restated in accordance with Exhibit B attached hereto.

3. Counterparts. This Amendment may be executed in counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4. Unmodified Terms. In all other respects, the terms of the Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first above-written date.

WELLS FARGO VARIABLE TRUST                STEPHENS INC.


By  /s/ C. David Messman                  By  /s/ Michael W. Nolte
  ------------------------------------      ------------------------------------

Its Secretary                             Its Vice President
Duly Authorized                           Duly Authorized

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

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HARTFORD LIFE INSURANCE COMPANY


By  /s/ Bruce Ferris
  ------------------------------------
Its Senior Vice President
Duly Authorized

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                                    EXHIBIT A

                         Separate Accounts and Contracts
                     Subject to the Participation Agreement
                     --------------------------------------

Separate Account:   ICMG Registered Variable Life Separate Account One
                    (established October 9, 1995)
Contracts:          GVL-95(P) Group Flexible Premium Variable Life Insurance
                    Contract

Separate Account    Hartford Life Insurance Company Separate Account Two
                    (established June 2, 1986)
Contracts:          HL-VA-99 Series VII of The Director variable annuity
                    HL-VA-03 Series VIII of The Director variable annuity/Wells Fargo Leaders Variable Annuity
                    HL-VA-00 The Director Outlook variable annuity
                    HL-VA-03 Series II of The Director Outlook variable annuity/Wells Fargo Leaders Outlook Variable
                    Annuity

Separate Account    Hartford Life and Annuity Insurance Company Separate Account
                    One (established May 20, 1991)
Contracts:          LA-VA-99 Series VII of The Director variable annuity
                    LA-VA-03 Series VIII of The Director variable annuity/Wells
                    Fargo Leaders Variable Annuity
                    LA-VA-00 The Director Outlook variable annuity
                    LA-VA-03 The Director Outlook variable annuity
                    (Series II)/Wells Fargo Leaders Outlook Variable Annuity

Separate Account    ICMG Series III B
                    (established February 8, 1996)
Contracts:          GVL-93(P) Group Flexible Premium Variable Life Insurance
                    Contract;

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                                    EXHIBIT B

                  Funds Subject to the Participation Agreement
                  --------------------------------------------

Wells Fargo Asset Allocation Fund
Wells Fargo Corporate Bond Fund
Wells Fargo Equity Income Fund
Wells Fargo Equity Value Fund
Wells Fargo Growth Fund
Wells Fargo International Equity Fund
Wells Fargo Large Company Growth Fund
Wells Fargo Money Market Fund
Wells Fargo Small Cap Growth Fund
Wells Fargo Total Return Bond Fund